Provident Financial Services, Inc. Reports Second Quarter Earnings

ISELIN, NJ, July 29, 2026 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $78.1 million, or $0.60 per basic and diluted share for the three months ended June 30, 2026, compared to $79.4 million, or $0.61 per basic and diluted share, for the three months ended March 31, 2026 and $72.0 million, or $0.55 per basic and diluted share, for the three months ended June 30, 2025. For the six months ended June 30, 2026, net income totaled $157.6 million, or $1.21 per basic and diluted share, compared to $136.0 million, or $1.04 per basic and diluted share, for the six months ended June 30, 2025. For the three and six months ended June 30, 2026, core net income (1), which has been adjusted for one-time core system conversion and executive severance expenses, totaled $79.9 million, or $0.61 per basic and diluted share and $159.3 million, or $1.22 per basic and diluted share, respectively.

Core pre-provision, net revenue ("PPNR") (2) for the three months ended June 30, 2026 was $117.8 million, or $0.90 per basic and diluted share for the three months ended June 30, 2026, compared to $99.6 million, or $0.76 per basic and diluted share, for the three months ended June 30, 2025. Increases in both net income and core PPNR were driven primarily by expanding net interest income and higher non-interest income, including higher wealth management and insurance agency income.

Anthony J. Labozzetta, President and Chief Executive Officer commented, “Through the first half of 2026, Provident has grown earnings per share 17% year-over-year while also significantly improving our profitability and building capital. We achieved record pre-provision net revenue during the second quarter, driven by strong commercial loan production, expanding core margin and increasing contribution from non-interest income, which represented nearly 14% of total revenues. We are proud of the noticeable momentum of our organization, and I’m optimistic that we will continue to drive organic growth with an unchanged commitment to achieving top quartile risk-adjusted returns."
Key Points for the Second Quarter
•Expanding Core Profitability with Record Revenue
◦Annualized core return on average assets ("ROAA") (3) and net interest margin improved to 1.27% and 3.48%, respectively, from 1.19% and 3.36% in the prior year quarter. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 2 of the earnings release.
◦Core net interest margin, which excludes the impact of purchase accounting accretion and amortization and interest recovery on resolved non-performing loans, increased 5 basis points from the trailing quarter to 3.09% and 16 basis points from the prior year quarter.
◦Core PPNR (2) growth of $18.2 million from the prior year quarter, resulting in a 23 basis point expansion of PPNR ROAA to 1.87%. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 2 of the earnings release.
◦Record net-interest income increased $15.6 million to $202.7 million when compared to the prior year quarter, driven primarily by growth in our earning assets and an expanded net interest margin.
◦Record non-interest income increased $4.9 million to $32.0 million when compared to the prior year quarter, driven primarily by growth in loan related fee income, swap fee income, wealth management and insurance agency income.
•Strong Loan Growth Trends with Low Net Charge-Offs
◦Total commercial loans, including mortgage warehouse lines, commercial mortgage, multi-family and construction loans, increased 9.9% annualized for the quarter.
◦Our record pipeline totaled $3.17 billion as of June 30, 2026, with a weighted average interest rate of 6.33%. Both the CRE and C&I pipelines exceeded $1.0 billion for the second consecutive quarter,

reflecting the investments we have made in our commercial banking group to generate sustainable, diversified loan growth.
◦Non-performing loans declined $6.0 million compared to the trailing quarter to $136.9 million. Net charge-offs of $1.9 million and $5.0 million for the quarter and six months ended June 30, 2026, represent an annualized 4 and 5 basis points of average loans, respectively.
•Building Capital Position further Strengthening the Balance Sheet
◦Tangible book value ("TBV") per share (4) grew 2% to $16.42 quarter over quarter and grew 12% year over year.
◦Tangible common equity ratio (4) has grown consistently, increasing from 8.03% as of June 30, 2025, to 8.60% as of June 30, 2026.
◦Common Equity Tier One and Total Risk Based Capital ratios for Provident Bank were above well-capitalized at 12.1% and 13.0% as of June 30, 2026, respectively.
◦The Company's adjusted CRE concentration ratio, excluding purchase accounting adjustments as of June 30, 2026 was 399.7%, compared to 399.5% as of December 31, 2025.

Second Quarter 2026 Financial Highlights and Key Performance Indicators (KPIs):

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Annualized return on average assets	1.24%	1.29%	1.34%	1.16%	1.19%
Annualized core return on average assets (3)	1.27%	1.29%	1.34%	1.16%	1.19%
Annualized return on average equity	10.82%	11.21%	11.78%	10.39%	10.76%
Annualized core return on average equity (3)	11.05%	11.21%	11.78%	10.39%	10.76%
Annualized return on average tangible equity (5)	15.90%	16.58%	17.58%	16.01%	16.79%
Annualized core return on average tangible equity (3)	16.22%	16.58%	17.58%	16.01%	16.79%
Annualized core non-interest expense to average assets (6)	1.85%	1.90%	1.84%	1.83%	1.89%
Core efficiency ratio (7)	49.75%	52.02%	50.97%	51.01%	53.52%
Non-performing loans to total loans	0.68%	0.73%	0.40%	0.52%	0.56%
Non-performing assets to total assets	0.54%	0.58%	0.32%	0.41%	0.44%
Allowance for loan losses to total non-performing loans	134.87%	123.84%	235.61%	186.21%	175.32%
Allowance for loan losses to total loans	0.92%	0.90%	0.95%	0.97%	0.98%
Annualized net loan charge-offs to average total loans	0.04%	0.06%	0.09%	0.11%	0.03%
Average yield on interest-earning assets	5.61%	5.53%	5.66%	5.76%	5.68%
Average cost of interest-bearing liabilities	2.71%	2.71%	2.83%	2.96%	2.94%
Net interest margin	3.48%	3.40%	3.44%	3.43%	3.36%

Annualized core PPNR return on average assets (2)	1.87%	1.75%	1.78%	1.76%	1.64%
Annualized core PPNR return on average equity (2)	16.30%	15.25%	15.68%	15.74%	14.88%
Annualized core PPNR return on average tangible equity (2)	22.21%	20.93%	21.78%	22.20%	21.26%

Balance Sheet Summary
Assets:
◦Total assets as of June 30, 2026 were $25.66 billion, compared to $24.98 billion as of December 31, 2025.

▪Total investment securities were $3.57 billion as of June 30, 2026, compared to $3.47 billion as of December 31, 2025. The increase in investment securities was primarily due to purchases of mortgage-backed securities, partially offset by an increase in unrealized losses on available for sale debt securities.
▪Loans held for investment totaled $20.05 billion as of June 30, 2026, and $19.50 billion as of December 31, 2025, with net increases of $407.6 million of commercial loans, $139.5 million of multi-family loans and $103.8 million of commercial mortgage loans, partially offset by net decreases of $43.1 million of mortgage warehouse lines, $35.6 million of residential mortgage loans, $23.2 million of construction loans and $5.1 million of consumer loans.
◦Total commercial loans, including mortgage warehouse lines, commercial mortgage, multi-family and construction loans, represented 87.3% of the loan portfolio as of June 30, 2026, compared to 86.7% as of December 31, 2025.
◦Loan funding, including advances on lines of credit, totaled $5.28 billion as of June 30, 2026, compared with $4.30 billion for the same period in 2025.
◦The Company’s unfunded loan commitments totaled $4.07 billion, including commitments of $2.37 billion in commercial loans, $717.0 million in construction loans and $283.5 million in commercial mortgage loans. Unfunded loan commitments as of December 31, 2025 and June 30, 2025 were $3.71 billion and $3.74 billion, respectively.

	June 30, 2026	March 31, 2026	December 31, 2025
	(Dollars in thousands)
Mortgage loans:
Commercial	$7,502,579	$7,423,652	$7,398,792
Multi-family	3,806,823	3,724,236	3,667,337
Construction	638,933	640,929	662,112
Residential	1,938,704	1,960,861	1,974,324
Total mortgage loans	13,887,039	13,749,678	13,702,565
Commercial loans	5,251,096	4,966,608	4,843,466
Mortgage warehouse lines	313,934	334,505	357,051
Consumer loans	607,373	608,016	612,431
Total gross loans	20,059,442	19,658,807	19,515,513
Premiums on purchased loans	1,663	1,700	1,524
Net deferred fees and unearned discounts	(15,353)	(12,805)	(12,976)
Total loans	$20,045,752	$19,647,702	$19,504,061
Liabilities and Capital:
◦Total deposits were $19.55 billion as of June 30, 2026, compared to $19.28 billion as of December 31, 2025. Total savings and demand deposit accounts increased $110.3 million to $16.10 billion as of June 30, 2026, while total time deposits increased $156.2 million to $3.44 billion as of June 30, 2026. The increase in savings and demand deposits was largely attributable to a $351.4 million increase in money market deposits and a $94.1 million increase in non-interest bearing demand deposits, partially offset by a $328.7 million decrease in interest bearing demand deposits. Within interest bearing demand deposits, municipal deposits decreased $443.4 million, primarily due to seasonal outflows. To assist in funding the aforementioned seasonal outflows, brokered time deposits increased by $149.3 million.

	June 30, 2026	March 31, 2026	December 31, 2025
	(Dollars in thousands)

Non-interest bearing	$3,808,318	3,716,536	3,714,253
Savings	1,582,750	1,624,122	1,589,259
Money market	4,044,648	3,846,653	3,693,285
Negotiable Order of Withdrawal ("NOW")	6,665,950	6,723,369	6,994,610
Certificates of deposit	3,443,503	3,189,622	3,287,276
Total deposits	$19,545,169	19,100,302	19,278,683
◦Borrowed funds totaled $2.41 billion as of June 30, 2026, compared to $2.11 billion as of December 31, 2025. The increase in borrowed funds was largely used to fund asset growth and seasonal outflows in municipal deposits. Borrowed funds represented 9.4% of total assets as of June 30, 2026, an increase from 8.5% as of December 31, 2025.
◦Stockholders’ equity totaled $2.91 billion compared to $2.83 billion as of December 31, 2025, primarily due to net income earned for the period, partially offset by cash dividends paid to stockholders and an increase in unrealized losses on available for sale debt securities.
▪For the three and six months ended June 30, 2026, common stock repurchases totaled 25,799 shares at an average cost of $22.15 per share and 614,722 shares at an average cost of $21.09 per share, respectively. As of June 30, 2026, approximately 2,199,471 shares remained eligible for repurchase under the current stock repurchase authorization.
▪Book value per share and TBV per share(4) as of June 30, 2026 were $22.29 and $16.42, respectively, compared with $21.69 and $15.70, respectively, as of December 31, 2025.
Asset Quality:
◦The Company’s total non-performing loans as of June 30, 2026 were $136.9 million, or 0.68% of total loans held for investment, compared to $142.9 million, or 0.73% of total loans as of March 31, 2026 and $78.4 million, or 0.40% of total loans as of December 31, 2025. The allowance for credit losses on loans represented 134.87% of non-performing loans, compared to 235.61% at December 31, 2025, and 175.32% at June 30, 2025.
◦As of June 30, 2026, impaired loans totaled $121.2 million with related specific reserves of $3.8 million, compared with impaired loans totaling $128.4 million with related specific reserves of $1.6 million as of March 31, 2026. As of December 31, 2025, impaired loans totaled $63.3 million with related specific reserves of $5.9 million.
◦As of June 30, 2026, the Company’s allowance for credit losses related to the loan portfolio was 0.92% of total loans, compared to 0.90% and 0.95% as of March 31, 2026 and December 31, 2025, respectively. The allowance for credit losses decreased $111,000 to $184.7 million as of June 30, 2026, from $184.8 million as of December 31, 2025. The decrease in the allowance for credit losses on loans as of June 30, 2026 compared to December 31, 2025 was due to net charge-offs of $5.0 million, partially offset by a $4.9 million provision for credit losses on loans.

The following table sets forth accruing past due loans and non-accrual loans held for investment on the dates indicated, as well as delinquency statistics and certain asset quality ratios.

	June 30, 2026		March 31, 2026		December 31, 2025
	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
	(Dollars in thousands)
Accruing past due loans:
30 to 59 days past due:
Commercial mortgage loans	3	$2,301	4	$2,665	8	$15,652
Multi-family mortgage loans	1	1,570	1	694	—	—
Construction loans	—	—	1	6,639	—	—
Residential mortgage loans	27	6,393	25	5,123	34	8,344
Total mortgage loans	31	10,264	31	15,121	42	23,996
Commercial loans	5	1,474	22	10,359	9	1,303
Consumer loans	31	1,401	42	3,588	49	2,209
Total 30 to 59 days past due	67	$13,139	95	$29,068	100	$27,508

60 to 89 days past due:
Commercial mortgage loans	—	$—	—	$—	—	$—
Multi-family mortgage loans	—	—	—	—	1	932
Construction loans	—	—	—	—	—	—
Residential mortgage loans	20	5,929	22	6,893	16	4,177
Total mortgage loans	20	5,929	22	6,893	17	5,109
Commercial loans	4	828	6	2,520	3	633
Consumer loans	13	1,577	12	634	14	781
Total 60 to 89 days past due	37	8,334	40	10,047	34	6,523
Total accruing past due loans	104	$21,473	135	$39,115	134	$34,031

Non-accrual:
Commercial mortgage loans	8	$21,338	9	$21,977	11	$26,856
Multi-family mortgage loans	1	266	1	275	3	2,268
Construction loans	1	2,854	1	3,278	1	5,159
Residential mortgage loans	32	7,834	27	8,669	32	9,062
Total mortgage loans	42	32,292	38	34,199	47	43,345
Commercial loans	71	103,383	41	107,398	28	33,219
Consumer loans	17	1,210	23	1,327	27	1,856
Total non-accrual loans	130	$136,885	102	$142,924	102	$78,420

Non-performing loans to total loans held for investment		0.68%		0.73%		0.40%
Allowance for loan losses to total non-performing loans		134.87%		123.84%		235.61%
Allowance for loan losses to total loans		0.92%		0.90%		0.95%
As of June 30, 2026 and December 31, 2025, the Company held foreclosed assets of $1.0 million and $2.0 million, respectively. Foreclosed assets as of June 30, 2026 was comprised of one commercial real estate property. Total non-performing assets at June 30, 2026 increased $57.4 million to $137.9 million, or 0.54% of total assets, from $80.4 million, or 0.32% of total assets at December 31, 2025.

Results of Operations
Second quarter of 2026 compared to the first quarter of 2026:
Net interest income
◦Net interest income was $202.7 million, compared to $193.7 million. The increase was primarily due to originations of new loans at current market rates and the favorable repricing of adjustable rate loans.
◦Net interest margin was 3.48%, compared to 3.40%. The yield on interest-earning assets increased 8 basis points to 5.61%, while the cost of interest-bearing liabilities remained at 2.71%. The cost of total deposits, which includes non-interest bearing deposits, was 1.92%, compared to 1.94%.
◦Average loans totaled $19.57 billion, an increase of $214.7 million, or 4.44%, primarily due to strong commercial loan growth in the quarter.
◦Average total deposits totaled $19.23 billion compared to $19.24 billion.
Provision for credit losses
◦The provision for credit losses was $9.3 million, compared to a $2.1 million recapture of previous provisions for credit losses in the prior quarter. The provision for credit losses in the second quarter consisted of a $9.6 million provision related to loans, partially offset by a $0.2 million recapture of provision related to off-balance sheet credit exposures, compared with a $4.7 million recapture of provision for credit losses on loans, partially offset by a $2.5 million provision related to off-balance sheet credit exposures for the prior quarter. The increase in the provision for credit losses was primarily due to overall growth in the loan portfolio, combined with an increase in specific reserves on individually evaluated loans.
◦Net charge-offs were $1.9 million, compared to $3.1 million in the prior quarter, while the ratio of net charge-offs to average loans was 0.04%, compared to 0.06% in the prior quarter.
Non-interest income and non-interest expense
◦Total non-interest income was $32.0 million, compared to $31.5 million, an increase of $0.5 million. The increase was primarily driven by a $1.8 million increase in fee income, partially offset by a $1.4 million decrease in insurance agency income. The increase in fee income was primarily related to increases in loan related fee income and deposit fee income. The decrease in insurance agency income was mainly due to the receipt of contingent commissions in the prior quarter.
◦Total non-interest expense was $119.3 million, compared to $117.1 million, an increase of $2.1 million. The increase was mainly due to $1.5 million related to costs associated with our ongoing core system conversion, combined with an increase in severance expense.
◦The Company’s annualized core non-interest expense as a percentage of average assets(6) totaled 1.85% for the quarter ended June 30, 2026, compared to 1.90% for the trailing quarter. The core efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(7) was 49.75% for the three months ended June 30, 2026, compared to 52.02% for the trailing quarter.
Income tax expense
Income tax expense was $27.9 million, compared to $30.8 million, and the effective tax rate was 26.3%, compared to 27.9%. The decrease in income tax expense was primarily related to a decrease in pre-tax book income, combined with discrete items related to benefits associated with carry-back tax credits, partially offset by the effects of recent legislation adopted by New Jersey with regard to net operating loss usage. The effective tax rate change was primarily related to the aforementioned discrete items.

Second quarter of 2026 compared to the second quarter of 2025:
Net interest income
◦Net interest income was $202.7 million, compared to $187.1 million. The increase was primarily due to originations of new loans at current market rates, combined with favorable repricing of deposits.
◦Net interest margin was 3.48%, compared to 3.36%. The yield on interest-earning assets decreased seven basis points to 5.61%, while the cost of interest-bearing liabilities decreased 23 basis points to

2.71%. The cost of total deposits, which includes non-interest bearing deposits, was 1.92%, compared to 2.10%.
◦Average loans totaled $19.57 billion, an increase of $742.0 million, or 3.94%, primarily due to strong loan growth in the quarter.
◦Average total deposits totaled $19.23 billion, an increase of $807.8 million, or 4.39%.
Provision for credit losses
◦The provision for credit losses was $9.3 million, compared to a $2.9 million recapture of previous provisions for credit losses for the same period last year. The provision for credit losses in the second quarter consisted of a $9.6 million provision related to loans, partially offset by a $0.2 million recapture of provision related to off-balance sheet credit exposures, compared with a $2.7 million and a $0.2 million recapture of provision for credit losses on loans and off-balance sheet credit exposures for the same period last year. The increase in the provision for credit losses was primarily due to overall growth in the loan portfolio, combined with an increase in specific reserves on individually evaluated loans.
◦Net charge-offs were $1.9 million, compared to $1.2 million a year ago, while the ratio of net charge-offs to average loans was 0.04%, compared to 0.03% a year ago.
Non-interest income and non-interest expense
◦Total non-interest income was $32.0 million, compared to $27.1 million, an increase of $4.9 million. The increase was primarily driven by a $1.5 million increase in fee income, a $1.2 million increase in BOLI income and a $1.1 million increase in other non-interest income. The increase in fee income was primarily related to an increase in loan related fee income. The increase in BOLI income was primarily related to an increase in benefit claims, while the increase in other non-interest income was mainly due to an increase in swap fee income.
◦Total non-interest expense was $119.3 million, compared to $114.6 million, an increase of $4.6 million. The increase was primarily driven by a $4.0 million increase in compensation and benefits expense, partially due to an increase in severance expense, and $1.5 million related to costs associated with our ongoing core system conversion, partially offset by a $0.9 million decrease in amortization of intangibles primarily due to a scheduled reduction in the rate of core deposit intangible amortization related to the merger with Lakeland.
◦The Company’s annualized core non-interest expense as a percentage of average assets(6) totaled 1.85% for the quarter ended June 30, 2026, compared to 1.89% for the same period last year. The core efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(7) was 49.75% for the three months ended June 30, 2026, compared to 53.52% for the same period last year.
Income tax expense
◦Income tax expense was $27.9 million, compared to $30.5 million, and the effective tax rate was 26.3%, compared to 29.7%. The decrease in income tax expense and the effective tax rate was primarily related to discrete items related to benefits associated with carry-back tax credits and purchases of current year tax credits, partially offset by effects of recently adopted New Jersey legislation with regard to net operating loss usage.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "Commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Orange, Queens and Nassau Counties in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Thursday, July 30, 2026 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2026. The call may be accessed by dialing 1-833-461-5787 (United States Toll Free) and 1-626-884-3620 (United States Local). Speakers will need to enter meeting ID code (216 708 612) before being met by a live operator. Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
A supplemental 2nd Quarter 2026 results investor presentation is also available on our investor relations website under “Presentations.”
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, inflation and unemployment, competitive products and pricing, real estate values, fiscal and monetary policies of the U.S. Government, tariffs, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, potential goodwill impairment, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date they are made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not assume any duty, and does not undertake, to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Non-GAAP Financial Measures
(1) Core net income, pre-provision, net-revenue annualized core return on average assets, annualized return on average tangible equity, tangible common equity capital ratio, tangible book value per share, annualized core non-interest expense as a percentage of average assets and the core efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2026 (Unaudited) and December 31, 2025
(Dollars in Thousands)

Assets	June 30, 2026	December 31, 2025
Cash and cash equivalents	$228,293	$211,484
Available for sale debt securities, at fair value	3,286,456	3,164,756
Held to maturity debt securities, (net of $22,000 allowance as of June 30, 2026 (unaudited) and $16,000 allowance as of December 31, 2025)	266,224	282,127
Equity securities, at fair value	20,108	19,875
Federal Home Loan Bank stock	130,672	115,687
Loans held for sale	5,478	14,710
Loans held for investment	20,045,752	19,504,061
Less allowance for credit losses	184,656	184,767
Net loans	19,866,574	19,334,004
Foreclosed assets, net	963	2,015
Banking premises and equipment, net	112,197	113,328
Accrued interest receivable	98,118	95,798
Intangible assets	765,019	782,152
Bank-owned life insurance	415,256	414,371
Other assets	473,478	445,113
Total assets	$25,663,358	$24,980,710

Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$14,518,916	$14,402,148
Savings deposits	1,582,750	1,589,259
Certificates of deposit of $250,000 or more	965,698	929,989
Other time deposits	2,477,805	2,357,287
Total deposits	19,545,169	19,278,683
Mortgage escrow deposits	47,779	40,253
Borrowed funds	2,407,532	2,111,955
Subordinated debentures	409,065	406,582
Other liabilities	346,828	310,025
Total liabilities	22,756,373	22,147,498

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 137,565,966 shares issued and 130,423,051 shares outstanding as of June 30, 2026 and 130,619,949 outstanding as of December 31, 2025	1,376	1,376
Additional paid-in capital	1,850,121	1,844,949
Retained earnings	1,250,204	1,154,364
Accumulated other comprehensive loss	(91,933)	(76,183)
Treasury stock	(102,783)	(91,294)
Total stockholders' equity	2,906,985	2,833,212
Total liabilities and stockholders' equity	$25,663,358	$24,980,710

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three months ended June 30, 2026, March 31, 2026 and June 30, 2025, and six months ended June 30, 2026 and 2025 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest and dividend income:
Real estate secured loans	$195,381	$191,503	$192,792	$386,884	$379,845
Commercial loans	82,757	77,901	78,854	160,658	154,673
Consumer loans	9,953	9,900	10,464	19,852	20,623
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	35,975	33,282	31,444	69,258	61,088
Held to maturity debt securities	1,778	1,794	1,966	3,572	3,962
Deposits, federal funds sold and other short-term investments	751	686	788	1,437	1,463
Total interest income	326,595	315,066	316,308	641,661	621,654

Interest expense:
Deposits	91,803	91,936	96,257	183,739	193,678
Borrowed funds	23,730	21,011	24,470	44,741	42,247
Subordinated debt	8,382	8,376	8,487	16,758	16,907
Total interest expense	123,915	121,323	129,214	245,238	252,832
Net interest income	202,680	193,743	187,094	396,423	368,822
Provision for credit losses	9,334	(2,116)	(2,888)	7,218	(2,250)
Net interest income after provision for credit losses	193,346	195,859	189,982	389,205	371,072

Non-interest income:
Fees	12,259	10,464	10,736	22,722	20,391
Wealth management income	7,517	7,402	6,948	14,920	14,275
Insurance agency income	5,446	6,850	4,942	12,296	10,593
Bank-owned life insurance	3,798	4,034	2,585	7,833	4,678
Net (loss) gain on securities transactions	(309)	—	—	(309)	87
Gain on sale of SBA loans	945	745	647	1,690	1,310
Other income	2,317	1,958	1,217	4,275	2,771
Total non-interest income	31,973	31,453	27,075	63,427	54,105

Non-interest expense:
Compensation and employee benefits	67,289	66,196	63,249	133,485	125,615
Net occupancy expense	12,464	14,985	13,011	27,449	26,938
Data processing expense	9,388	9,646	9,599	19,034	19,203
FDIC Insurance	3,155	2,841	3,341	5,995	6,727
Amortization of intangibles	8,559	8,563	9,497	17,122	18,998
Advertising and promotion expense	1,513	938	1,429	2,451	2,489
Core systems conversion expense	1,508	—	—	1,508	—
Other operating expenses	15,382	13,972	14,488	29,355	30,911
Total non-interest expense	119,258	117,141	114,614	236,399	230,881
Net income before income tax expense	106,061	110,171	102,443	216,233	194,296
Income tax expense	27,914	30,754	30,462	58,668	58,287
Net income	$78,147	$79,417	$71,981	$157,565	$136,009

Basic earnings per share	$0.60	$0.61	$0.55	$1.21	$1.04
Average basic shares outstanding	130,330,787	130,511,676	130,484,287	130,421,508	130,405,490

Diluted earnings per share	$0.60	$0.61	$0.55	$1.21	$1.04
Average diluted shares outstanding	130,388,396	130,588,635	130,500,143	130,488,792	130,440,958

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Dollars in Thousands) (Unaudited)
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets:
Deposits	$73,162	$751	4.09%	$76,589	$686	3.63%	$75,714	$788	4.21%
Available for sale debt securities	3,272,868	33,637	4.11%	3,217,568	31,458	3.91%	2,958,325	29,092	3.93%
Held to maturity debt securities, net (1)	266,727	1,778	2.67%	273,845	1,794	2.62%	315,204	1,966	2.49%
Equity securities, at fair value	19,986	123	2.46%	19,988	120	2.42%	19,235	214	4.44%
Total securities	3,559,581	35,538	3.99%	3,511,401	33,372	3.80%	3,292,764	31,272	3.80%
Federal Home Loan Bank stock	132,390	2,215	6.62%	120,299	1,704	5.67%	133,447	2,138	6.44%
Net loans: (2)
Total mortgage loans	13,636,285	195,381	5.75%	13,590,636	191,503	5.70%	13,398,650	192,792	5.77%
Total commercial loans	5,327,395	82,757	6.23%	5,157,785	77,901	6.13%	4,816,237	78,854	6.57%
Total consumer loans	605,579	9,953	6.59%	606,122	9,900	6.62%	612,418	10,464	6.85%
Total net loans	19,569,259	288,091	5.90%	19,354,543	279,304	5.85%	18,827,305	282,110	6.01%
Total interest-earning assets	$23,334,392	$326,595	5.61%	$23,062,832	$315,066	5.53%	$22,329,230	$316,308	5.68%

Non-Interest Earning Assets:
Cash and due from banks	162,746			171,092			150,464
Other assets	1,800,478			1,792,490			1,870,114
Total assets	$25,297,616			$25,026,414			$24,349,808

Interest-Bearing Liabilities:
Demand deposits	$10,674,922	$63,736	2.39%	$10,759,045	$63,358	2.39%	$9,874,149	$64,803	2.63%
Savings deposits	1,599,622	814	0.20%	1,606,554	840	0.21%	1,647,746	900	0.22%
Time deposits	3,236,519	27,253	3.38%	3,230,961	27,738	3.48%	3,197,374	30,555	3.83%
Total deposits	15,511,063	91,803	2.37%	15,596,560	91,936	2.39%	14,719,269	96,258	2.62%

Borrowed funds	2,435,404	23,730	3.91%	2,184,719	21,011	3.90%	2,490,379	24,470	3.94%
Subordinated debentures	408,260	8,382	8.23%	407,019	8,376	8.35%	403,286	8,487	8.44%
Total interest-bearing liabilities	18,354,727	123,915	2.71%	18,188,298	121,323	2.71%	17,612,934	129,215	2.94%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	3,716,104			3,644,605			3,700,132
Other non-interest bearing liabilities	329,223			320,398			352,400
Total non-interest bearing liabilities	4,045,327			3,965,003			4,052,532
Total liabilities	22,400,054			22,153,301			21,665,466
Stockholders' equity	2,897,562			2,873,113			2,684,342
Total liabilities and stockholders' equity	$25,297,616			$25,026,414			$24,349,808

Net interest income		$202,680			$193,743			$187,093

Net interest rate spread			2.90%			2.82%			2.74%
Net interest-earning assets	$4,979,665			$4,874,534			$4,716,296

Net interest margin (3)			3.48%			3.40%			3.36%

Ratio of interest-earning assets to total interest-bearing liabilities	1.27x			1.27x			1.27x

(1)	Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	3.99%	3.80%	3.87%	3.89%	3.81%
Net loans	5.90%	5.85%	5.98%	6.09%	6.01%
Total interest-earning assets	5.61%	5.53%	5.66%	5.76%	5.68%

Interest-Bearing Liabilities:
Deposits	2.37%	2.39%	2.60%	2.67%	2.62%
Borrowings	3.91%	3.90%	3.94%	3.96%	3.94%
Total interest-bearing liabilities	2.71%	2.71%	2.83%	2.96%	2.94%

Interest rate spread	2.90%	2.82%	2.83%	2.80%	2.74%
Net interest margin	3.48%	3.40%	3.44%	3.43%	3.36%

Ratio of interest-earning assets to interest-bearing liabilities	1.27x	1.27x	1.28x	1.27x	1.27x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Dollars in Thousands) (Unaudited)

	June 30, 2026			June 30, 2025
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$74,866	$1,437	3.87%	$77,882	$1,463	4.21%
Available for sale debt securities	3,245,371	65,095	4.01%	2,893,373	56,505	3.91%
Held to maturity debt securities, net (1)	270,266	3,572	2.64%	317,607	3,962	2.50%
Equity securities, at fair value	19,987	244	2.44%	19,212	422	3.01%
Total securities	3,535,624	68,911	3.90%	3,230,192	60,889	3.75%
Federal Home Loan Bank stock	126,378	3,919	12.41%	120,883	4,161	6.92%
Net loans: (2)
Total mortgage loans	13,615,283	386,884	5.72%	13,351,451	379,845	5.73%
Total commercial loans	5,241,339	160,658	6.18%	4,747,564	154,673	6.57%
Total consumer loans	605,872	19,852	6.61%	610,728	20,623	6.81%
Total net loans	19,462,494	567,394	5.87%	18,709,743	555,141	5.98%
Total interest-earning assets	$23,199,362	$641,661	5.60%	$22,138,700	$621,654	5.65%

Non-Interest Earning Assets:
Cash and due from banks	166,896			142,380
Other assets	1,796,506			1,919,313
Total assets	$25,162,764			$24,200,393

Interest-Bearing Liabilities:
Demand deposits	$10,716,751	$127,095	2.39%	$9,984,248	$130,235	2.63%
Savings deposits	1,603,069	1,653	0.21%	1,665,075	1,824	0.22%
Time deposits	3,233,756	54,991	3.43%	3,198,491	61,618	3.88%
Total deposits	15,553,576	183,739	2.38%	14,847,814	193,677	2.63%
Borrowed funds	2,310,754	44,741	3.90%	2,205,805	42,247	3.86%
Subordinated debentures	407,643	16,758	8.29%	402,665	16,907	8.47%
Total interest-bearing liabilities	$18,271,973	$245,238	2.71%	$17,456,284	$252,831	2.92%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	3,680,552			3,709,602
Other non-interest bearing liabilities	324,834			373,029
Total non-interest bearing liabilities	4,005,386			4,082,631
Total liabilities	22,277,359			21,538,915
Stockholders' equity	2,885,405			2,661,478
Total liabilities and stockholders' equity	$25,162,764			$24,200,393

Net interest income		$396,423			$368,823

Net interest rate spread			2.89%			2.73%
Net interest-earning assets	$4,927,389			$4,682,416

Net interest margin (3)			3.47%			3.35%

Ratio of interest-earning assets to total interest-bearing liabilities	1.27x			1.27x

(1)	Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include loans held for sale and non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2024
Interest-Earning Assets:
Securities	3.90%	3.75%	2.78%
Net loans	5.87%	5.98%	5.83%
Total interest-earning assets	5.60%	5.65%	5.43%

Interest-Bearing Liabilities:
Deposits	2.38%	2.63%	2.74%
Borrowings	3.90%	3.86%	3.75%
Total interest-bearing liabilities	2.71%	2.92%	2.97%

Interest rate spread	2.89%	2.73%	2.46%
Net interest margin	3.47%	3.35%	3.08%

Ratio of interest-earning assets to interest-bearing liabilities	1.27x	1.27x	1.26x

Notes and Reconciliation of GAAP and Non-GAAP Financial Measures
(Dollars in Thousands, except share data)
The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

(1) Core Net Income
	Three months Ended	Six months Ended
	June 30,	June 30,
	2026	2026

Net interest income	$202,680	$396,423
Provision for loan losses	9,334	7,218
Net interest income after provision for loan losses	$193,346	$389,205

Non-interest income	31,973	63,427

Non-interest expense	$119,258	$236,399
Executive severance expense	864	864
Core system conversion expense	1,508	1508
Core non-interest expense	$116,886	$234,027

Income taxes	27,914	58,668
Income tax of non-core items	663	663
Core net income	$79,856	$159,274
Avg. diluted shares outstanding for the 3 and 6 months ended June 30, 2026	130,388,396	130,488,792
Core diluted earnings per share	$0.61	$1.22

(2) Annualized core pre-provision net revenue ("PPNR") returns on average assets, average equity and average tangible equity
	Three Months Ended
	June 30,	March 31,		December 31,	September 30,	June 30,
	2026	2026		2025	2025	2025
Net income	$78,147	$79,417		$83,431	$71,720	$71,981
Adjustments to net income:
Provision for credit losses	9,334	(2,116)		(1,213)	7,044	(2,888)
Write-down on ORE property	—	—		—	—	—
Executive severance expense	864	—		—	—	—
Core system conversion expense	1,508	—		—	—	—
Income tax expense	27,914	30,754		28,814	29,895	30,462
Core PPNR	$117,767	$108,055		$111,032	$108,659	$99,555

Annualized core PPNR income	$472,362	$438,223		$440,507	$431,093	$399,314

Core diluted earnings per share	$130,388,396	$130,588,635	$74,702,527	$130,589,271	$130,553,819	$130,500,143
Core PPNR Diluted EPS	$0.90	$0.83		$0.85	$0.83	$0.76

Average assets	$25,297,616	$25,026,414		$24,775,214	$24,518,290	$24,349,808
Average equity	$2,897,562	$2,873,113		$2,810,166	$2,738,414	$2,684,342
Average tangible equity	$2,126,989	$2,093,975		$2,022,451	$1,941,625	$1,877,923

Annualized core PPNR return on average assets	1.87%	1.75%		1.78%	1.76%	1.64%
Annualized core PPNR return on average equity	16.30%	15.25%		15.68%	15.74%	14.88%
Annualized core PPNR return on average tangible equity	22.21%	20.93%		21.78%	22.20%	21.26%

(3) Annualized Core Return on Average Assets, Average Equity and Average Tangible Equity
	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Net Income	$78,147	$79,417	83,431	71,720	$71,981
Executive severance expense	864	—	—	—	—
Core system conversion expense	1,508	—	—	—	—
Less: income tax expense	(663)	—	—	—	—
Annualized core net income	$79,856	79,417	83,431	71,720	71,981
Plus: Amortization of Intangibles (net of tax)	6,167	6,170	6,180	6,639	6,639
Annualized core net income for annualized core return on average tangible equity	$86,023	$85,587	$89,611	$78,359	$78,620

Average assets	$25,297,616	$25,026,414	$24,775,214	$24,518,290	$24,349,808
Average equity	$2,897,562	$2,873,113	$2,810,166	$2,738,414	$2,684,342
Average tangible equity	$2,126,989	$2,093,975	$2,022,451	$1,941,625	$1,877,923

Annualized Core Return on Average Assets	1.27%	1.29%	1.34%	1.16%	1.19%
Annualized Core Return on Average Equity	11.05%	11.21%	11.78%	10.39%	10.76%
Annualized Core Return on Average Tangible Equity	16.22%	16.58%	17.58%	16.01%	16.79%

(4) Tangible Common Equity Ratio, Book and Tangible Book Value per Share
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Total assets	$25,663,358	$25,201,690	$24,980,710	$24,832,763	$24,547,286
Less: total intangible assets	765,019	773,585	782,152	790,729	800,232
Total tangible assets	$24,898,339	$24,428,105	$24,198,558	$24,042,034	$23,747,054

Total stockholders' equity	$2,906,985	$2,862,869	$2,833,212	$2,767,035	$2,707,555
Less: total intangible assets	765,019	773,585	782,152	790,729	800,232
Total tangible stockholders' equity	$2,141,966	$2,089,284	$2,051,060	$1,976,306	$1,907,323

Tangible common equity ratio	8.60%	8.55%	8.48%	8.22%	8.03%
Shares outstanding	130,423,051	$130,311,796	$130,619,949	$130,621,757	$130,624,243

Book value per share (total stockholders' equity/shares outstanding)	$22.29	$21.97	$21.69	$21.18	$20.73
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$16.42	$16.03	$15.70	$15.13	$14.60

(5) Annualized Return on Average Tangible Equity
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Total average stockholders' equity	$2,897,562	$2,873,113	$2,810,166	$2,738,414	$2,684,342
Less: total average intangible assets	770,573	779,138	787,715	796,789	806,419
Total average tangible stockholders' equity	$2,126,989	$2,093,975	$2,022,451	$1,941,625	$1,877,923

Net income	$78,147	$79,417	$83,431	$71,720	$71,981
Plus: Amortization of Intangibles, net of tax	6,167	$6,170	$6,180	$6,639	$6,639
Total net income	$84,314	$85,587	$89,611	$78,359	$78,620

Annualized return on average tangible equity (net income/total average tangible stockholders' equity)	15.90%	16.58%	17.58%	16.01%	16.79%

(6) Annualized Core Non-Interest Expense to Average Assets

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Reported non-interest expense	$119,258	$117,141	$114,690	$113,092	$114,614
Adjustments to non-interest expense:
Executive severance expense	864	—	—	—	—
Core system conversion expense	1,508	—	—	—	—
Core non-interest expense	$116,886	$117,141	$114,690	$113,092	$114,614

Annualized core non-interest expense	$468,828	$475,072	$455,020	$448,680	$459,715

Average assets	$25,297,616	$25,026,414	$24,775,214	$24,518,290	$24,349,808

Annualized core non-interest expense/average assets	1.85%	1.90%	1.84%	1.83%	1.89%

(7) Core Efficiency Ratio Calculation
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Net interest income	$202,680	$193,743	$197,411	$194,332	$187,094
Reported non-interest income	31,973	31,453	28,311	27,419	27,075
Adjustments to non-interest income:
Net (loss) gain on securities transactions	309	—	(690)	(67)	—
Core non-interest income	32,282	31,453	27,621	27,352	27,075
Total core income	$234,962	225,196	225,032	221,684	214,169

Core non-interest expense	$116,886	117,141	114,690	113,092	114,614

Core Efficiency ratio (core non-interest expense/core income)	49.75%	52.02%	50.97%	51.01%	53.52%